. + IMPORTANT ANNUAL MEETING INFORMATION Vote by Internet • Go to www.envisionreports.com/INTL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the INTL FCSTONE INC. Shareholder Meeting to be Held on February 13, 2019 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report and other proxy materials are available at: www.envisionreports.com/INTL Easy Online Access — A Convenient Way to View Proxy Materials and Vote : When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/INTL to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a paper copy as instructed on the reverse side on or before February 4, 2019 to facilitate timely delivery. 2NOT + 02YO9B

. Shareholder Meeting Notice The 2019 Annual Meeting of Shareholders of INTL FCStone Inc. will be held at 1221 Brickell Avenue, Miami, Florida 33131, on February 13, 2019 at 10:00 a.m. (local time). Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. The Proposals are: 1. to elect nine directors; 2. to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year; 3. to approve the advisory (non-binding) resolution relating to executive compensation; 4. to approve an amendment to the 2013 Stock Option Plan to increase the total number of shares authorized for issuance under the Plan from 1,000,000 shares to 2,000,000 shares. The Board of Directors has fixed the close of business on December 21, 2018 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. The following materials are available for you to review online: • the Company's 2019 Proxy Statement (including all attachments thereto); • the Company's Annual Report for the year ended September 30, 2018 (which is not deemed to be part of the official proxy soliciting materials); and • any amendments to the foregoing materials that are required to be furnished to shareholders. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a paper copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/INTL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials INTL FCSTONE INC.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 4, 2019. 02YO9B